Exhibit 10.13
4/30/2008
FIRST AMENDMENT TO LOAN ACCOUNT PROGRAM AGREEMENT
This FIRST AMENDMENT TO LOAN ACCOUNT PROGRAM AGREEMENT (“Amendment”) is made and entered into as of April 30, 2008 (the “Amendment Effective Date”) by and between WEBBANK (“Bank”) and LENDINGCLUB CORPORATION (“Company”).
WHEREAS, Bank and Company are parties to that certain Loan Account Program Agreement dated as of December 10, 2007 (the “Agreement”); and
WHEREAS, pursuant to Section 23 of the Agreement, Bank and Company desire to amend and modify the Agreement as set forth in this Amendment.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and promises set forth herein, the parties hereby agree as follows:
1. Definitions. Unless otherwise defined herein, all capitalized terms used in this Amendment will have the meanings ascribed to them in the Agreement.
2. Annual Certification of Compliance. Section 31 of the Agreement is deleted in its entirety and the following new section 31 is inserted in lieu thereof:
“31. Compliance with Applicable Laws: Program Compliance Manual. Company shall comply with Applicable Laws and the Program Compliance Manual in its performance of this Agreement, including Loan Account solicitation, Application processing and preparation of Loan Account Agreements and other Loan Account documents. Except as required by Applicable Law, Company may not amend or otherwise modify the Program Compliance Manual without the prior written consent of Bank, which consent shall not be unreasonable withheld or delayed. A copy of the Program Compliance Manual is attached hereto as Exhibit G. Without limiting the foregoing, Company shall:
(a) apply to all Applicants customer identification procedures that comply with Section 326 of the USA PATRIOT Act of 2001 (“Patriot Act”) and the implementing regulations applicable to Bank (31 C.F.R. § 103.121);
(b) retain for five (5) years after a Loan Account is purchased from Bank, and deliver to Bank upon request: (i) the Applicant’s name, address, social security number, and date of birth obtained pursuant to such customer identification procedures; (ii) a description of the methods and the results of any measures undertaken to verify the identity of the Applicant; and (iii) a description of the resolution of any substantive discrepancy discovered when verifying the identifying information obtained;
(c) screen all Applicants against the Office of Foreign Assets Control list of Specially Designated Nationals and Blocked Persons, and reject any Applicant whose name appears on such list and notify Bank thereof;
(d) monitor, identify and report to Bank any suspicious activity that meets the thresholds for submitting a Suspicious Activity Report under the Bank Secrecy Act and the implementing regulations applicable to Bank (31 C.F.R. § 103.18);
(e) implement an anti-money laundering program to assist Bank in its compliance with Section 352 of the Patriot Act and the implementing regulations applicable to Bank (31 C.F.R. § 103.120);
(f) in addition to the information retained pursuant to subsection (b) above, retain the account number identifying a Borrower’s Loan Account for at least one (1) year after purchasing the Borrower’s Loan Account from Bank;

(g) upon receipt of a government information request forwarded by Bank to Company, (i) compare the names on such government list provided by Bank with the names, addresses, and social security numbers of Borrowers for all Loan Accounts purchased from Bank within the prior twelve (12) months, and (ii) within one (1) week of receipt of such an information request, deliver to Bank a certification of completion of such a records search, which shall indicate whether Company located a name, address: or social security number match and, if so, shall provide for any such match: the name of the Borrower, the account number identifying the Borrower’s Loan Account, and the Borrower’s social security number, date of birth, address, or other similar identifying information provided by the Borrower, to assist Bank in its compliance with Section 314(a) of the Patriot Act and the implementing regulations applicable to Bank (31 C.F.R. § 103.100); and
(h) provide to Bank electronic copies of the information retained pursuant to subsections (b) and (g) above as mutually agreed to by the Parties, immediately upon request.
Company will also provide to Bank an annual certification letter that it is complying with its obligations under this section. Bank will comply with any reporting requirements of the Utah Department of Financial Institutions or the FDIC applicable to Bank’s performance of this Agreement.”
3. Effect of Amendment. This Amendment is hereby incorporated into and made a part of the Agreement. Except as amended by this Amendment, all terms and provisions of the Agreement shall continue and remain in full force and effect and binding upon the parties.
4. Headings. Captions and headings in this Amendment are for convenience only, and are not to be deemed part of this Amendment.
5. Governing Law. This Amendment shall be interpreted and construed in accordance with the laws of the State of Utah, without giving effect to the rules, policies, or principles thereof with respect to conflict of laws.
6. Counterparts. This Amendment may be executed and delivered by the Parties in any number of counterparts, and by different parties on separate counterparts, each of which counterpart shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument.
IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the Amendment Effective Date.
WEBBANK

By:	/s/ Gerry J. Smith Name: Gerry J. Smith
Title: President / CEO

LENDINGCLUB CORPORATION

By:	/s/ John Donovan Name: John Donovan
Title: COO

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